Exhibit 10.8

CONFIDENTIALITY, NON-INTERFERENCE, AND INVENTION
ASSIGNMENT AGREEMENT
This CONFIDENTIALITY, NON-INTERFERENCE, AND INVENTION ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of this [●] day of [●], by and between The Hain Celestial Group, Inc., a Delaware corporation, on behalf of itself and any subsidiaries and affiliates thereof (collectively, “the Company”) and [●] (“Employee”).
In consideration of Employee’s continued employment with the Company, and Employee’s receipt of the compensation now and hereafter paid to Employee by the Company, including Employee’s ability to participate in the Company’s long-term incentive programs, the receipt and sufficiency of which are mutually acknowledged, the Company and Employee agree as follows:
Section 1. Confidential Information.
(a)    Company Information. Employee acknowledges that, during the course of Employee’s employment, Employee will have substantial access to and will inevitably use confidential and proprietary information of the Company. In recognition of the foregoing, Employee agrees that, at all times during the Employment Period and thereafter, to hold in confidence, and not to use, except as may be required in the ordinary course of performing Employee’s duties as an employee of the Company, or to disclose to any Person without written authorization of the Company, for any reason or purpose whatsoever, any Confidential Information that Employee obtains or creates. Employee understands that “Confidential Information” means information in spoken, printed, electronic, or any other form or medium, that is not generally known publicly and that the Company wishes to maintain as confidential, that has value in or to the business of the Company and that the Company has or will maintain, develop, acquire, create, compile, discover, or own. Employee understands that:
(i)    Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products or services, research, or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, business records, customer lists or compilations, terms of customer agreements, supplier or service information, pricing or cost information, marketing information, future products and strategies or plans, business opportunities, inventions, creations, enhancements, business operation information, financial information or personnel data, drawings or inspections of premises, parts, equipment, or other Company property, any formula, pattern, device and/or compilation of information that is used in the Company’s business and that gives the Company an advantage over its competitors, or other information regarding the Company’s products or services, markets, customers (including, but not limited to, customers of the Company on whom Employee called or with whom Employee may become acquainted during the Employment

Period), software, processes, formulas, product specifications, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, policies, training manuals and similar materials used by the Company in conducting its business operations, potential business combinations, and other business information disclosed by the Company either directly or indirectly, in writing or orally, and other confidential or proprietary information created, used and/or obtained by Employee in the course of Employee’s employment with the Company;
(ii)    Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Company or to Employee in the course of the Company’s business subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes;
(iii)    Confidential Information also includes other information of any existing or prospective customer or of any other Person that has entrusted information to the Company in confidence. Employee acknowledges that all Confidential Information is the sole and exclusive property of the Company. Employee further acknowledges that the Company’s communication systems (such as email and voicemail) are maintained to assist in the conduct of the Company’s business and that such systems and data exchanged or stored thereon are Company property; and
(iv)    notwithstanding the foregoing, Confidential Information shall not include any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by Employee or others who were under confidentiality obligations as to the item or items involved.
(b)    Former Employer Information. Employee represents and warrants that Employee is not a party to any non-competition agreement or other contractual limitation that would interfere with or hinder Employee’s ability to undertake the obligations and expectations of employment with the Company. Employee represents that Employee’s performance of all of the terms of this Agreement as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by Employee in confidence or trust prior to the commencement of Employee’s employment with the Company, and Employee will not disclose to the Company, or induce the Company to use, any developments, or confidential information or material Employee may have obtained in connection with employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer. If any prior employer asserts a claim that Employee’s employment with the Company violates any contractual obligations owed by Employee, or that Employee has otherwise committed a breach of any contractual or other duty to a prior employer, the Company may immediately terminate Employee’s employment. In the event of such a claim, the Company is not obligated to indemnify Employee for any damages or to provide a defense against such claims.
(c)    Permitted Disclosure. This Agreement does not limit or interfere with Employee’s right, without notice to or authorization of the Company, to communicate and cooperate in good faith with any self-regulatory organization or U.S. federal, state, or local governmental agency, commission, or entity (collectively, a “Government Entity”) for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Entity, including by providing documents or other information, or (iii) filing a charge or complaint with a Government Entity, provided that in each case, such communications, participation, and disclosures are consistent with applicable law. Additionally, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Employee files a lawsuit for retaliation by an employer for reporting a suspected violation of law, Employee may disclose the trade secret to the Employee’s attorney in such lawsuit and use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. All disclosures permitted under this Section 1(c) are hereinafter referred to as “Permitted Disclosures.” Notwithstanding the foregoing, under no circumstance will Employee be authorized to disclose any Confidential Information as to which the Company may assert protections from disclosure under the attorney-client privilege or the attorney work product doctrine, without prior written consent of Company’s General Counsel or other authorized officer designated by the Company.
Section 2.     Developments.
All inventions, improvements, trade secrets, reports, manuals, computer programs, systems, educational and sales materials or other publications, and other ideas and materials developed or invented by Employee, including all tangible work product derived therefrom, during the Employment Period, either solely or in collaboration with others, which relate to the actual or anticipated business or research of the Company, which result from or are suggested by any work Employee may do for the Company, or which result from use of the Company’s premises or the Company’s or its customers’ property (collectively, the “Developments”) shall be the sole and exclusive property of the Company. Employee hereby assigns to the Company Employee’s entire right and interest in any such Developments. Employee agrees to promptly and fully disclose to the Company all Developments. At the request of the Company, Employee will, during and after the term of this Agreement, without charge to the Company but at the expense of the Company, assist the Company in any reasonable way to vest in the Company title to all such Developments, and to obtain any related patents, trademarks, or copyrights in all countries throughout the world. Employee will execute and deliver any documents that the Company may reasonably request in connection with such assistance.
Section 3.     Returning Company Documents and Equipment.
At the time of the termination of Employee’s employment with the Company for any reason (or earlier if so requested), Employee will promptly deliver to the Company (and will not keep in Employee’s possession, recreate, copy, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property in Employee’s possession or control, created or received by Employee in connection with Employee’s employment or otherwise belonging to the Company (excluding documents related only to Employee’s compensation and employee benefits). Any property situated on the Company’s premises and owned by the Company (or any other member of the Company), including USB flash drives and other storage media, filing cabinets, and other work areas, is subject to inspection by the Company at any time with or without notice. Furthermore, at the time of termination, Employee will return all property of the Company in proper working order without any modification to device or data contained within it.
Section 4.     Restrictions on Interfering.
(a)    Non-Competition. During the Employment Period and the Post-Termination Restricted Period, Employee shall not, directly or indirectly, individually or on behalf of any Person, whether for compensation or otherwise, engage in any Competitive Activities within the United States of America or any other jurisdiction in which the Company engages in business.
(b)    Non-Interference. During the Employment Period and the Post-Termination Restricted Period, Employee shall not, directly or indirectly, individually or on behalf of any Person, engage in Interfering Activities.
(c)    Non-Disparagement. At all times during Employment Period and thereafter, Employee shall not, directly or indirectly, individually or on behalf of any Person, induce or encourage others to make, publish, or communicate to any Person, any disparaging or defamatory comments regarding the Company, its businesses, its products or its services, or any of the Company’s current or former directors, officers, or employees. However, nothing in this Section 4(c) shall prevent Employee from making a Permitted Disclosure as defined in Section 1(c).
(d)    Definitions. For purposes of this Agreement:
(i)    “Business Relation” shall mean any current or prospective customer, vendor, supplier or other business relation of the Company, or any such relation that was a customer, vendor, supplier, or other business relation within the prior twelve (12)-month period, in each case, with whom Employee, or persons reporting to Employee, had personal contact or dealings during the Employment Period.
(ii)    “Competitive Activities” shall mean any activity in which the Employee uses Employee’s knowledge, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, agent, representative, partner, member, director, stockholder, officer, volunteer, intern, or any other similar position, on behalf of or in association with a business engaged in the same or similar business as the Company, including, without limitation, any business activity related to the research, development, production, marketing, sale, or distribution of consumer goods or products that are the same as or substantially similar to the consumer goods or products then being, or that at any time in the prior twelve (12) months were being researched, developed, produced, marketed, sold or distributed by the Company, including but not limited to organic and natural products sold through specialty and natural food distributors, supermarkets, natural foods stores, mass-market and e-commerce retailers, food service channels, and club, drug, and convenience stores (the “Business”). Competitive Activities does not include purchasing or owning not in excess of three percent (3%) of the publicly traded securities of any corporation, or purchasing or owning stock, partnership interests, or other securities of any entity not in excess of three percent (3%) of any class of such securities, provided that such ownership represents a passive investment and Employee is not a controlling person of, or a member of a group that controls, such corporation.
(iii)    “Employment Period” shall mean the period of Employee’s employment with the Company.
(iv)    “Interfering Activities” shall mean, directly or indirectly, (A) Soliciting, encouraging, enticing, causing, or inducing, or in any manner attempting to Solicit, encourage, entice, cause, or induce, any Person employed by, or providing consulting services or independent contractor services to, the Company to terminate such Person’s employment or services (or in the case of a consultant or independent contractor, materially reducing such services) with the Company, or to work for a third party other than the Company, without the prior written consent of the Company; (B) hiring or engaging any Person who was employed by, or providing consulting or independent contractor services to, the Company within the six (6)-month period prior to the date of such hiring or engagement; or (C) Soliciting, encouraging, calling upon, directing, diverting, influencing, or inducing, or in any manner attempting to Solicit, encourage, call upon, direct, divert, influence, or induce, any Business Relation to cease doing business with or reduce the amount of business conducted with the Company, or in any way interfering with the relationship between any such Business Relation and the Company, including by convincing any such Business Relation to change or alter the terms of its existing or prospective contractual terms and conditions with the Company; or (D) on behalf of or in association with any Person, accepting business from a Business Relation.
(v)    “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.
(vi)    “Post-Termination Restricted Period” shall mean the period commencing on the date of the termination of the Employee’s employment with the Company for any reason, and ending on the date that is one (1) year following such date of termination.
(vii)    “Solicit,” Soliciting,” or “Solicitation” shall mean any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages, or requests any Person to take or refrain from taking any action.
Section 5.     Reasonableness of Restrictions.
Employee acknowledges and recognizes the highly competitive nature of the Company’s business, and agrees that access to Confidential Information renders Employee special and unique within the Company’s industry, and that Employee will have the opportunity to develop substantial relationships of confidence and trust with existing and prospective employees, customers, vendors, suppliers, and/or business partners of the Company during the course of and as a result of Employee’s employment with the Company. In light of the foregoing, Employee recognizes and acknowledges that the restrictions and limitations set forth in this Agreement are reasonable and valid in geographic and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company. Employee further acknowledges that the Company competes worldwide, and that Employee’s access to Confidential Information and the relationships Employee builds during Employee’s employment make it necessary for the Company to restrict Employee’s post-employment activities in any market in which the Company competes, and in which Employee’s access to Confidential Information and the relationships Employee builds during Employee’s employment could be used to the detriment of the Company. Employee further acknowledges that the restrictions and limitations set forth in this Agreement will not materially interfere with Employee’s ability to earn a living following the termination of Employee’s employment with the Company.
Section 6.     Independence; Severability; Blue Pencil.
Each of the rights enumerated in this Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any of the provisions of this Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable in any respect, the same shall not affect the remainder of this Agreement, which shall be given full effect without regard to the invalid portions.

If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form said provision shall then be enforceable. Such reduction will apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.
Section 7.     Remedies.
Employee expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement may result in substantial, continuing, and irreparable injury to the Company, monetary relief would not compensate for such breach, and damages arising out of such a breach may be difficult to ascertain. Therefore, Employee agrees that, in addition to any other remedy that may be available to the Company, the Company has the right to seek temporary, preliminary, and/or or permanent injunctive relief, specific performance, or other equitable relief from any court of competent jurisdiction in the event of any breach or threatened breach of the terms of this Agreement, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The Company may pursue any remedy available, including declaratory relief, concurrently or consecutively in any order, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy. In addition, in the event of a breach by the Employee of any provision of this Agreement, the Company shall be entitled to the cessation of payment of any unpaid severance benefits and/or to seek repayment of any severance benefits paid to the Employee pursuant to any severance benefit agreement, plan, or program of the Company. Notwithstanding any other provision to the contrary, the Post-Termination Restricted Period shall be tolled during any period of violation of any of the covenants in Section 4 of this Agreement.
Section 8.     Cooperation.
Following any termination of Employee’s employment, Employee will continue to provide reasonable cooperation to the Company and its counsel in connection with any investigation, administrative proceeding, or litigation relating to any matter that occurred during the Employment Period in which Employee was involved or of which Employee has knowledge. As a condition of such cooperation, the Company shall reimburse Employee for reasonable out-of-pocket expenses incurred at the request of the Company with respect to Employee’s compliance with this Section 8. In the event Employee is subpoenaed by any person or entity (including, but not limited to, any Government Entity) to give testimony or provide documents (in a deposition, court proceeding, or otherwise), that in any way relates to Employee’s employment by the Company, Employee will give prompt notice of such subpoena to the Company and will make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure. Nothing in this Section 8 shall limit Employee’s right to make Permitted Disclosures as provided in Section 1(c).

Section 9.     General Provisions.
(a)    GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS, AND TO APPLICABLE FEDERAL LAW. EACH PARTY TO THIS AGREEMENT ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.
(b)    Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and Employee relating to the subject matter herein and supersedes all prior and contemporaneous negotiations, discussions, correspondence, communications, understandings, agreements, representations, promises, and any other statements, both written and oral, between the parties relating to the subject matter of this Agreement. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, or consent required by this Agreement, will be effective unless agreed to in a writing signed by the party to be charged. Any subsequent change or changes in Employee’s duties, obligations, rights, or compensation will not affect the validity or scope of this Agreement.
(c)    Successors and Assigns. This Agreement will be binding upon Employee’s heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. This Agreement may be assigned by the Company without Employee’s consent to any subsidiary or affiliate of the Company as well as to any purchaser of all or substantially all of the assets or business of the Company, whether by purchase, merger, or other similar corporate transaction. Employee’s obligations under this Agreement may not be delegated, and Employee may not assign or otherwise transfer this Agreement or any part hereof. Any purported assignment by Employee shall be null and void from the initial date of purported assignment. This Agreement is for the sole benefit of the Company and the Employee and their respective successors and permitted assigns and not for the benefit of, or enforceable by, any third party.
(d)    Acknowledgment. Employee acknowledges that Employee has had adequate time to consider the terms of this Agreement, has knowingly and voluntarily entered into this Agreement and has been advised by the Company to seek the advice of independent counsel prior to reaching agreement with the Company on any of the terms of this Agreement. The parties to this Agreement agree that no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party’s role in drafting this Agreement.
(e)    Survival. The provisions of this Agreement shall survive the termination of Employee’s employment with the Company and/or the assignment of this Agreement by the Company to any successor in interest or other assignee.

(f)    Section Headings. Section and subsection headings are inserted for convenience only and shall not limit, expand, or alter the meaning or interpretation of this Agreement.
(g)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterparts signature page of this Agreement, by facsimile or electronic mail in portable document format (.pdf), has the same effect as delivery of an executed original of this Agreement.
The undersigned have executed this Agreement on the date in the preamble hereto.
THE HAIN CELESTIAL GROUP, INC.
_________________________________
By:
Title:
EMPLOYEE
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By: